Exhibit 99.1
ManTech Announces Financial Results for
Third Quarter of 2019

•	Bookings of $1.3 billion, resulting in a book-to-bill ratio of 2.2

•	Revenue: $579 million, up 16% from third quarter of 2018

•	Operating Income: $38.4 million for an operating margin of 6.6%

•	Diluted EPS: $0.69, up 25% from third quarter of 2018

•	Cash Flow from Operations: $110 million or 3.9 times net income

•	H2M Group acquisition expands geospatial and intelligence analysis capabilities

HERNDON, Va., October 30, 2019 (GlobeNewswire) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the third quarter of fiscal year 2019, which ended September 30, 2019.

"The strength and differentiation of ManTech's market position is evidenced in our solid financial results. We delivered another quarter of exceptional organic growth, continued to win new mission-focused contracts leading to record backlog, improved profitability and accelerated cash conversion. Our thoughtful, growth-oriented strategy coupled with our steady operational execution puts ManTech on an excellent path for future success," said ManTech President and Chief Executive Officer, Kevin M. Phillips.

Summary Operating Results

	Three months ended September 30,
(In Millions Except Per Share Amounts)	2019	2018
Revenue	$579.2	$497.2
Operating Income	$38.4	$29.4
Operating Margin	6.6%	5.9%
Depreciation and Amortization	$13.8	$13.3
Depreciation and Amortization % of Revenue	2.4%	2.7%
Net Income	$27.9	$21.9
Diluted Weighted Average Common Shares Outstanding	40.3	39.9
Diluted Earnings Per Share	$0.69	$0.55

As a result of increased customer demand for our differentiated services and solutions, revenue for the quarter was $579.2 million, up 16% from $497.2 million in the third quarter of 2018. Revenue growth was driven both organically through recent contract awards as well as our recent acquisition.

Operating income for the quarter was $38.4 million, up 31% compared to the third quarter of 2018, representing an operating margin of 6.6%. For the quarter, net income was $27.9 million and diluted earnings per share were $0.69, up 27% and 25%, respectively, compared to the third quarter of 2018.

Cash Management and Capital Deployment

	Three months ended September 30,
(Dollars In Millions)	2019	2018
Net Income	$27.9	$21.9
Cash Flow from Operations	$109.5	$59.2
Operating Cash Flow Multiple of Net Income	3.9x	2.7x
Capital Expenditures	$17.3	$9.9
Days Sales Outstanding (DSO)	57	67
Cash and Cash Equivalents, End of Period	$33.3	$15.0
Current and Long Term Debt, End of Period	$25.0	$0.0

Cash flow from operations for the quarter was $109.5 million or 3.9 times net income. Days sales outstanding (DSO) were 57 days, a decrease of 10 days compared to the third quarter of 2018. As of September 30, 2019, the Company had $33.3 million in cash and cash equivalents and $25.0 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to support organic growth, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

In the third quarter, the Company paid $10.8 million in dividends, or $0.27 per share, to its common stockholders of record as of September 13, 2019. The Board of Directors has declared that the Company will pay a cash dividend of $0.27 per share on December 20, 2019, to all common stockholders of record as of December 6, 2019, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $1.3 billion in the quarter, representing a book-to-bill ratio of 2.2. In the third quarter, approximately 70% of the awards were for new business. Over the trailing 12 months, the book-to-bill ratio is 1.5. ManTech's notable single-award contracts in the quarter include:

•
Mission IT, Cyber Operations and Intelligence Analysis Services for the Marine Corps Intelligence Activity (MCIA). ManTech was awarded a new, 5-year contract totaling $322 million to provide mission IT, systems integration, cyber operations and analytics of geospatial intelligence for the U.S. Marine Corps Expeditionary Operating Forces and the Intelligence Community.

•
Distributed Common Ground System - Army (DCGS-A) Software Engineering. ManTech was awarded a new, approximately 5-year contract totaling $132 million to provide the Army Communications Electronics Command (CECOM) Software Engineering Center (SEC) with software engineering and sustainment support to the DCGS-A family of systems.

•
Scientific Technical Support and Data Analytics for the Navy. ManTech was awarded a new, approximately 5-year contract totaling $83 million to provide scientific technical services and data analytics supporting the force health protection mission for the Navy's Bureau of Medicine and Surgery.

•
Unmanned Aircraft Systems (UAS) Systems and Sensors Modernization for the Navy. ManTech was awarded a 5-year contract totaling $82 million to continue providing research, development, test and evaluation (RDT&E) services to help modernize Naval Air Systems Command (NAVAIR) UAS platforms with next generation systems and sensors including electro-optics, radar, communications, signals intelligence systems and electronic support measure systems.

•
IT Modernization, Cyber and Cloud Migration Services to the Defense Health Agency (DHA). ManTech was awarded a new, approximately 4-year contract totaling $59 million to provide IT modernization, cyber, cloud migration and systems engineering services to DHA.

The Company received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers. In the quarter, 23% of the awards won were with classified customers to provide security and mission operations support and cyber services.

In addition, the company won several multiple-award indefinite-delivery, indefinite-quantity (IDIQ) contracts, which are not included in bookings, the most notable IDIQ contract includes:

•
U.S. Air Force Secretary of the Air Force Concepts, Development and Management (SAF/CDM) Analytical and Technical Services contract. Under this 10-year $950 million multiple-award contract ManTech will have the opportunity to win task orders to provide a range of services and solutions in the areas of mission IT, advanced analytics, applied and emerging technologies in support of solving complex national security challenges.

The Company’s backlog of business at quarter end was $9.5 billion and funded backlog was $1.5 billion.

Forward Guidance

Based on our strong performance year to date, we are narrowing our 2019 guidance range on revenue and raising as well as tightening the range of net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2019 Guidance
Revenue (billion)	$2.19 - $2.21
Net Income (million)	$96.9 - $97.7*
Diluted Earnings per Share	$2.41 - $2.43*

* Does not include a potential fourth quarter tax benefit in our tax provision that could result from the completion of an ongoing Company review of expenditures that qualify for a research and development tax credit.

ManTech Chief Financial Officer Judith L. Bjornaas said, "The excellent results in the quarter add to ManTech's consistent track record of outperforming operationally. I am particularly pleased with the strong profitability and robust cash flow in the quarter. We remain focused on driving value for our customers, employees and shareholders."

Conference Call

ManTech executive management will hold a conference call on October 30, 2019, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 4649838. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce contracts that we may bid on, cost reduction and efficiency initiatives by our customers or federal budget constraints generally; failure to realize the full amount of our backlog, or adverse changes in the timing of receipt of revenue under contracts included in backlog; adverse results of U.S. government audits or other investigations of our government contracts; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delays caused by competitors' protests of contract awards received by us; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; adverse change in business conditions that may cause our investments in recorded goodwill to become impaired; and increased exposure to risks associated with conducting business internationally. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$33,313	$5,294
Receivables—net	367,042	405,378
Prepaid expenses	26,069	23,398
Other current assets	7,152	5,915
Total Current Assets	433,576	439,985
Goodwill	1,191,213	1,085,806
Other intangible assets—net	203,247	171,962
Operating lease right of use assets	116,236	—
Property and equipment—net	72,993	51,427
Employee supplemental savings plan assets	34,897	30,501
Investments	11,550	11,830
Other assets	14,127	12,360
TOTAL ASSETS	$2,077,839	$1,803,871
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$161,404	$126,066
Accrued salaries and related expenses	104,309	89,058
Contract liabilities	43,891	28,209
Operating lease liabilities—current	28,170	—
Total Current Liabilities	337,774	243,333
Long term debt	25,000	7,500
Deferred income taxes	126,048	108,956
Operating lease liabilities—long term	98,979	—
Accrued retirement	33,654	30,999
Other long-term liabilities	1,428	11,889
TOTAL LIABILITIES	622,883	402,677
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,149,693 and 26,817,513 shares issued at September 30, 2019 and December 31, 2018; 26,905,580 and 26,573,400 shares outstanding at September 30, 2019 and December 31, 2018	271	268
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,188,045 and 13,188,045 shares issued and outstanding at September 30, 2019 and December 31, 2018	132	132
Additional paid-in capital	519,835	506,970
Treasury stock, 244,113 and 244,113 shares at cost at September 30, 2019 and December 31, 2018	(9,158)	(9,158)
Retained earnings	943,969	903,084
Accumulated other comprehensive loss	(93)	(102)
TOTAL STOCKHOLDERS’ EQUITY	1,454,956	1,401,194
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,077,839	$1,803,871

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended September 30,		(unaudited) Nine months ended September 30,
	2019	2018	2019	2018
REVENUE	$579,179	$497,205	$1,618,146	$1,461,485
Cost of services	487,914	425,560	1,378,263	1,250,505
General and administrative expenses	52,863	42,246	139,652	126,831
OPERATING INCOME	38,402	29,399	100,231	84,149
Interest expense	(659)	(616)	(2,088)	(2,007)
Interest income	90	43	401	85
Other income (expense), net	(39)	1	(50)	63
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	37,794	28,827	98,494	82,290
Provision for income taxes	(9,873)	(6,912)	(25,229)	(20,412)
Equity in earnings of unconsolidated subsidiaries	16	8	4	27
NET INCOME	$27,937	$21,923	$73,269	$61,905
BASIC EARNINGS PER SHARE:
Class A common stock	$0.70	$0.55	$1.84	$1.57
Class B common stock	$0.70	$0.55	$1.84	$1.57
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.69	$0.55	$1.82	$1.55
Class B common stock	$0.69	$0.55	$1.82	$1.55

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Nine months ended September 30,
	2019	2018
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$73,269	$61,905
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	39,470	40,028
Noncash lease expense	20,949	—
Deferred income taxes	9,773	13,274
Stock-based compensation expense	5,188	3,583
Contract loss reserve	(881)	—
Equity in (earnings) of unconsolidated subsidiaries	(4)	(27)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	60,182	(49,289)
Prepaid expenses	(5,609)	(8,448)
Other current assets	(1,067)	14,356
Employee supplemental savings plan asset	(4,396)	(1,899)
Accounts payable and accrued expenses	28,888	4,946
Accrued salaries and related expenses	9,830	5,907
Contract liabilities	15,682	10,256
Operating lease liabilities	(21,077)	—
Accrued retirement	2,655	965
Other	107	(1,343)
Net cash flow from operating activities	232,959	94,214
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of a business-net of cash acquired	(153,180)	(5,279)
Purchases of property and equipment	(38,455)	(25,029)
Deferred contract costs	(3,520)	(3,586)
Investment in capitalized software for internal use	(2,784)	(4,199)
Proceeds from equity method investment	283	—
Proceeds from corporate owned life insurance	—	1,300
Net cash used in investing activities	(197,656)	(36,793)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	465,500	501,000
Repayments under revolving credit facility	(448,000)	(532,000)
Dividends paid	(32,365)	(29,691)
Proceeds from exercise of stock options	9,156	11,493
Payment consideration to tax authority on employees' behalf	(1,476)	(2,723)
Principal paid on financing leases	(99)	—
Net cash used in financing activities	(7,284)	(51,921)
NET CHANGE IN CASH AND CASH EQUIVALENTS	28,019	5,500
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,294	9,451
CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,313	$14,951

ManTech-F

ManTech International Corporation

Investor Relations

Judy Bjornaas	Stephen Vather
Executive Vice President and CFO	Vice President, M&A and Investor Relations
(703) 218-8269	(703) 218-6093
Investor.Relations@ManTech.com	Stephen.Vather@ManTech.com

Media
Jim Crawford
Executive Director, External Communications
(O) (703) 259-3636 | (M) 571-446-7550
James.Crawford2@ManTech.com